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                                [FORM OF PROXY]

                               SCIENT CORPORATION
                        860 BROADWAY, NEW YORK, NY 10003

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SCIENT
                                  CORPORATION

      FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 6, 2001



    The undersigned holder of Common Stock, par value $.0001, of Scient Corporation ("Scient") hereby appoints Robert M. Howe and Michael Hand, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of Scient that the undersigned stockholder would be entitled to vote if personally present at the Special Meeting of Stockholders (the "Special Meeting") to be held on November 6, 2001, at 3:00 p.m., Eastern Time, at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, 8th Floor, New York, NY 10017, and at any adjournments or postponements of the Special Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.


    This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2, AND THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of Scient either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Special Meeting and voting in person.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

    PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE.

    IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ENCLOSED ENVELOPE.

                  (Continued and to be Signed on Reverse Side)


    1. To approve and adopt a merger agreement between iXL Enterprises, Inc. and Scient pursuant to which iXL Enterprises, Inc. and Scient will each become a wholly owned subsidiary of a new holding company that will be named Scient, Inc. and each share of Scient common stock will be converted into the right to receive 1.24 shares of Scient, Inc. common stock.


            FOR  [ ]            AGAINST  [ ]            ABSTAIN  [ ]

    2. To approve and adopt the Scient, Inc. 2001 Equity Incentive Plan.

            FOR  [ ]            AGAINST  [ ]            ABSTAIN  [ ]

    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. The undersigned acknowledges receipt of the accompanying Notice of Special Meeting of Stockholders and Joint Proxy Statement-Prospectus.

                                              Signature:
                                              ----------------------------------
                                                   Signature (if held jointly)

                                              Date:                       , 2001
                                                ----------------------------

                                              Please date and sign exactly as
                                              your name(s) is (are) shows on the
                                              share certificate(s) to which the
                                              Proxy applies. When shares are
                                              held as joint-tenants, both should
                                              sign. When signing as an executor,
                                              administrator, trustee, guardian,
                                              attorney-in-fact or other
                                              fiduciary, please give full title
                                              as such. When signing as a
                                              corporation, please sign in full
                                              corporate name by President or
                                              other authorized officer. When
                                              signing as a partnership, please
                                              sign in partnership name by an
                                              authorized person.